                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 GenVec, Inc.
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            (Exact name of Registrant as specified in its charter)

              Delaware                                 23-2705690
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  12111 Parklawn Drive, Rockville, MD                     20852
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.001 PER SHARE
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                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to Description of Capital Stock section on pages 59-61 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 5, 1998 (file number 333-51475) (the "S-1 Registration Statement").

Item 2.   Exhibits
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          The following exhibits are filed as a part of this registration statement:

          1./1/     Specimen certificate for Registrant's Common Stock.

          2./2/     Certificate of Incorporation, as currently in effect.

          3./3/ Form of Amended and Restated Certificate of Incorporation to be filed after the closing of the offering.

          4./4/     Bylaws of the Registrant, as currently in effect.

          5./5/ Bylaws of the Registrant, effective upon the closing of the offering.

          6./6/ Registration Rights Agreement dated April 22, 1998 between the Registrant and certain holders of the Registrant's securities.

____________
/1/ Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement. /2/ Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement. /3/ Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement. /4/ Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement. /5/ Incorporated by reference to Exhibit 3.5 to the S-1 Registration Statement. /6/ Incorporated by reference to Exhibit 10.20 to the S-1 Registration
     Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 12, 1998                 GENVEC, INC.



                                    By: /s/ Paul H. Fischer
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                                        Paul H. Fischer
                                        Chief Executive Officer